UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 1, 2007

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Harrison Street, 2nd Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 541-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On August 1, 2007, the Board of Directors of Critical Path, Inc., a California corporation (the “Company”), received the resignation of Edmond Ip Tak Chuen from the Board.

(d)	Also on August 1, 2007, the Board, at a regularly scheduled meeting, unanimously appointed Gerald Ma Lai Chee, Director, Corporate Strategy Unit and Chief Manager, Corporate Business Development at Cheung Kong (Holdings) Limited, to replace Mr. Ip as a director. Mr. Ma was nominated by a subgroup of the Company’s Series E stockholders, pursuant to the terms of the Amended and Restated Stockholder Agreement of the Company dated November 23, 2003. Upon his appointment to the Board, under the Company’s policy for non-employee directors, Mr. Ma was granted an option to purchase 75,000 shares of the Company’s common stock under the Company’s Amended and Restated 1998 Stock Incentive Plan. These options become exercisable over a four-year period, at a rate of 1/48th per month. Mr. Ma will also receive an annual retainer of $5,000 for serving as a director, paid incrementally on a quarterly basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2007

CRITICAL PATH, INC.

By:	/s/ Michael A. Plumleigh
Michael A. Plumleigh
General Counsel and Secretary